As filed with the Securities and Exchange Commission on November 9, 2004	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	94-3154463 (I.R.S. Employer Identification No.)

3031 Research Drive
Richmond, California 94806
(510) 222-9700
(Address and telephone number of Principal Executive Offices)

1996 EQUITY INCENTIVE PLAN
(Full title of the plan)

Hollings C. Renton
Chairman of the Board, President and Chief Executive Officer
Onyx Pharmaceuticals, Inc.
3031 Research Drive
Richmond, California 94806
(510) 222-9700
(Name, address, and telephone number of agent for service)

Copies to:
Robert L. Jones, Esq.
Laura A. Berezin, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
To Be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Stock options and Common Stock (par
value $0.001)	600,000	$27.58	$16,548,000	$2,097

(1)	This registration statement shall cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on November 2, 2004, for shares reserved for future issuance pursuant to the plan set forth herein.

PART II

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 600,000 shares of Onyx Pharmaceuticals, Inc.’s (the “Company”) Common Stock to be issued pursuant to the Company’s 1996 Equity Incentive Plan, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Onyx Pharmaceuticals, Inc. with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

a)	The Company’s Registration Statement on Form S-8 filed on May 30, 1996, under the Securities Act of 1933, as amended (file No. 333-04839);

b)	The Company’s Registration Statement on Form S-8 filed on August 29, 1997, under the Securities Act of 1933, as amended (file No. 333-34681);

c)	The Company’s Registration Statement on Form S-8 filed on August 6, 1998, under the Securities Act of 1933, as amended (file No. 333-60805);

d)	The Company’s Registration Statement on Form S-8 filed on July 30, 1999, under the Securities Act of 1933, as amended (file No. 333-84113);

e)	The Company’s Registration Statement on Form S-8 filed on October 18, 2000, under the Securities Act of 1933, as amended (file No. 333-48146);

f)	The Company’s Registration Statement on Form S-8 filed on July 6, 2001, under the Securities Act of 1933, as amended (file No. 333-64706);

g)	The Company’s Registration Statement on Form S-8 filed on July 22, 2002, under the Securities Act of 1933, as amended (file No. 333-96895); and

h)	The Company’s Registration Statement on Form S-8 filed on November 13, 2003, under the Securities Act of 1933, as amended (file No. 333-110469).

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

EXHIBITS

Exhibit
Number
4.1(1)	Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.3(1)	Bylaws of the Company.
4.4(1)	Specimen Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature pages.
99.1	1996 Equity Incentive Plan, as amended.

(1)	Previously filed as an exhibit to Onyx’s Registration Statement on Form SB-2 (No. 333-3176-LA), incorporated herein by reference.

(2)	Previously filed as an exhibit to Onyx’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on the 8th day of November, 2004.

ONYX PHARMACEUTICALS, INC.
By:	/s/ Hollings C. Renton
Hollings C. Renton
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hollings C. Renton and Marilyn E. Wortzman, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hollings C. Renton Hollings C. Renton	Chairman of the Board, President and Chief Executive Officer (Principal Executive and Financial Officer)	November 8, 2004
/s/ Marilyn E. Wortzman Marilyn E. Wortzman	Vice President, Finance and Administration (Principal Accounting Officer)	November 8, 2004
/s/ Paul Goddard, Ph.D. Paul Goddard, Ph.D.	Director	November 8, 2004
/s/ Antonio Grillo-López, M.D. Antonio Grillo-López, M.D.	Director	November 8, 2004
/s/ Magnus Lundberg Magnus Lundberg	Director	November 8, 2004

Signature	Title	Date
/s/ George A. Scangos, Ph.D. George A. Scangos, Ph.D.	Director	November 8, 2004
/s/ Nicole Vitullo Nicole Vitullo	Director	November 8, 2004
/s/ Wendell Wierenga, Ph.D. Wendell Wierenga, Ph.D.	Director	November 8, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.3(1)	Bylaws of the Company.
4.4(1)	Specimen Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature pages.
99.1	1996 Equity Incentive Plan, as amended.

(1)	Previously filed as an exhibit to Onyx’s Registration Statement on Form SB-2 (No. 333-3176-LA), incorporated herein by reference.

(2)	Previously filed as an exhibit to Onyx’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000.